UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2020

Greenwich LifeSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39555	20-5473709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3992 Bluebonnet Dr, Building 14
Stafford, TX, 77477

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 819-3232

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	GLSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On September 24, 2020, Greenwich LifeSciences, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp., as representative of the underwriters (“Aegis”), pursuant to which the Company agreed to sell to the underwriters in a firm commitment underwritten public offering (the “Offering”) an aggregate of 1,260,870 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at an initial public offering price of $5.75 per share, less underwriting discounts and commissions. The underwriters have an over-allotment option to purchase an additional 189,130 shares of Common Stock at the initial public offering price, less the underwriting discount. The Offering is expected to close on or about September 29, 2020, subject to customary closing conditions.

The Offering was the Company’s initial public offering and the shares began trading on The Nasdaq Capital Market on September 25, 2020 under the symbol “GLSI.” The shares were offered by the Company pursuant to a registration statement on Form S-1, as amended (File No. 333- 238829), filed with the Securities and Exchange Commission (the “Commission”), which was declared effective by the Commission on September 24, 2020 (the “Registration Statement”).

The net proceeds to the Company from the Offering, after deducting the underwriting discount and the underwriters’ fees and expenses will be approximately $6.5 million. The Company anticipates using the net proceeds from the Offering primarily for clinical trials, manufacturing its product candidate, retention of contract research organizations and for working capital and other general corporate purposes.

Also under the terms of the Underwriting Agreement, the Company, upon closing of the Offering, will issue to the underwriter warrants (the “Representative’s Warrants”) to purchase an aggregate of 100,870 shares of common stock (8% of the total shares issued in the Offering). The Representative’s Warrants are exercisable at a per share price of $7.1875 (equal to 125% of the initial public offering price of the Common Stock).

The Underwriting Agreement contains customary representations and warranties that the parties made to, and solely for the benefit of, the other party in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties.

The foregoing summary of the terms of the Underwriting Agreement is subject to, and qualified in its entirety by reference to, a copy of the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On September 24, 2020, the Company issued a press release announcing the pricing of the Offering.

Item 9.01 Financial Statements and Exhibit

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
1.1	Underwriting Agreement, dated September 24, 2020
99.1	Press Release dated September 24, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenwich LifeSciences, Inc.

Date: September 28, 2020	By:	/s/ Snehal Patel
Snehal Patel Chief Executive Officer

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